EXHIBIT 99.1

WRITTEN CONSENT OF THE

DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

THE UNDERSIGNED, being all of the directors of Franchise Holdings International, Inc., a Nevada corporation (the “Corporation”), pursuant to the authority of the Nevada Revised Statutes, do hereby adopt the resolution set forth below and upon execution of this consent (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation’s Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to accept the resignation of Steven Raivio as Chief Operating Officer and Member of the Board of Directors of the Corporation.

AND WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to appoint Paul Haber as a Member of the Board of Directors of the Corporation.

THEREFORE, BE IT RESOLVED, that the Corporation accept the resignation of Steven Raivio as Chief Operating Officer and Member of the Board of Directors of the Corporation.

FURTHER RESOLVED, that the Corporation to appoint Paul Haber as a Member of the Board of Directors of the Corporation, and Paul Haber has accepted such appointment.

FURTHER RESOLVED, that any and all actions heretofore reasonably taken by or on behalf of the Corporation in the conduct of its business prior to the date hereof are approved, ratified and confirmed in all respects as being the acts and deeds of the Corporation, including any and all actions heretofore made for or on behalf or in the name of the Corporation by any of the Corporation’s officer and directors.

FURTHER RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

IN WITNESS WHEREOF, the undersigned being the all of the directors of the Corporation, have executed this Consent effective as of the 27th day of October, 2016.

/s/ Steven Rossi___________________________

Steven Rossi

/s/ Paul Haber____________________________

Paul Haber

/s/ Lorenzo Rossi__________________________

Lorenzo Rossi